Exhibit 99.1

Disease - modifying medicines for neurodegenerative disorders September 9, 2023

Forward-looking Statements

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this presentation, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash, financial resources and product candidates, including CT1812, and any expected or implied benefits or results, including that initial clinical results observed with respect to CT1812 will be replicated in later trials, our clinical development plans, are forward-looking statements. These statements, including statements related to the timing and expected results of our clinical trials, involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "should," "expect," "plan," "aim," "seek," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "forecast," "potential" or "continue" or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to secure new (and retain existing) grant funding, our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, preclinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described more fully in the "Risk Factors" section of our annual and quarterly reports filed with the SEC that are available on www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

TRADEMARKS

This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but we will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

MARKET & INDUSTRY DATA

Projections, estimates, industry data and information contained in this presentation, including the size of and growth in key end markets, are based on information from third-party sources and management estimates. Although we believe that these third party-sources are reliable, we cannot guarantee the accuracy or completeness of these sources. Our management's estimates are derived from third-party sources, publicly available information, our knowledge of our industry and assumptions based on such information and knowledge. Our management's estimates have not been verified by any independent source. All of the projections, estimates, market data and industry information used in this presentation involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. In addition, projections, estimates and assumptions relating to us and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including, but not limited to, those described above, that could cause future performance to differ materially from our expressed projections, estimates and assumptions or those provided by third parties.

2

COGNITION™ Therapeutics

3 The people • 2021 ~ 6.5M Americans • 2060 ~ 12.7M Americans The Cost • 2020 – Estimated 11M family members/unpaid caregivers provided 15.3B hours of care at a value of ~$257B* • 2050 – Anticipated caregiving costs ~ $1.1 trillion (in 2019 dollars) ** Alzheimer's Disease (AD) – It impacts every one of us * https://pubmed.ncbi.nlm.nih.gov/33756057/ ** https://www.brightfocus.org/alzheimers/article/alzheimers - disease - facts - figure s

4 • 2 approved mAbs , 1 additional drug filed for approval - Annual cost for therapy = $26K - $28K/ patient - Estimated $5B cost to Medicare for 216K patients on Leqembi • Diagnostics & treatment considerations - 3,600 Infusion centers in the US - 2,500 PET scanners in the US performing 2M scans/year - 11,900 MRI systems in the US • The mismatch between demographics, economics and drug availability is unsustainable AD – Finally breakthroughs & the realities of constraints * https://hitconsultant.net/2022/12/14/report - the - state - of - cancer - centers - 2022/

5 • Why we do what we do : Neurodegenerative diseases, particularly Alzheimer’s disease, impacts every one of us. • How we address neurodegenerative diseases: We identify neurodegeneration targets and treatments. NIH and Advocacy groups help us cost - effectively develop clinical candidates. • What we offer: CT1812 is a potential oral therapy for Alzheimer’s disease and Dementia with Lewy Bodies. We are evaluating clinical, regulatory and biomarkers programs to assess speed to market • Changing the paradigm: Oral drug for the treatment of dry AMD; proven ability to get to the back of the eye Cognition Therapeutics – Our Company

CGTX Near-term Catalysts


2021
2022
2023
2024
2025
Alzheimer's Development
Topline
Ph2 SEQUEL (COG0202) qEEG
COMPLETE
SHINE / SPARC Biomarker Data
LPI
SHINE Topline
Ph2 SHINE (COG0201) Mild-Mod AD
Protocol clearance
Ph2 START (COG0203) Early AD
RECRUITING
DLB Development
LPI
Ph2 SHIMMER (COG1201) DLB
SHIMMER Topline
GA / Dry AMD Development
IND clearance
Ph2 MAGNIFY (COG2201) GA
ENROLLING

6

Our approach to neurodegenerative diseases

8 • Oral, small molecule ligand of sigma - 2 ( σ - 2) receptor - High degree of blood brain barrier penetration, reaches therapeutic target • Targets oligomers, a pathogenic form of amyloid plaques produced early in AD • Blocks toxic oligomer binding, displaces bound oligomers - protecting synapses - Demonstrated disease - modifying impact on synapses • Scalable manufacturing from easily sourced materials, well protected IP Innovative mechanism of action within the established amyloid cascade CT1812 Protects Neurons from Toxic Stressors Represents potential breakthrough: Treat Alzheimer’s disease with a once daily oral drug, minimize imaging requirements and associated side effects

9 Anti - oligomer Mab A β monomer CT1812: A Novel Approach Within the Established Amyloid Cascade Anti - protofibril Mab Anti - plaque Mab CT1812: Protect Synapses • Small molecule ligand to the σ - 2 receptor • Displaces A β oligomers and prevents their binding to synapses mABs : Lower A β plaque • Monoclonal antibodies bind to A β proteins • Immunotherapeutic vaccines generate immune response to A β proteins A β oligomer CT1812 Small Molecule σ - 2 receptor complex TMEM97 PGRMC1

10 • Robust scientific research has demonstrated target engagement and biological effects of σ - 2 modulation • Backed by in vitro studies, behavioral data from in vivo animal models and strong preclinical program • Now in multiple Phase 2 trials • Science vetted through peer - reviewed publications and peer - reviewed NIA grant process σ - 2 is a druggable receptor target CT1812 Designed to Protect Neurons and Processes Impaired in Neurodegenerative Disease

11 Our MoA Video: https://vimeo.com/800999561

Our Trials and Target Product Profile

What We Have Learned From Clinical Trials to Date

Endpoint of Interest:		Result:
Target engagement	SNAP[1]	CT1812 demonstrated target engagement
Anatomical effect	SPARC[2]	Demonstrated effect on slowing brain atrophy
Preliminary cognitive improvement	SHINE-A[1]	Demonstrated 3+ point difference in cognition measured by ADAS-COG ay Day 185
Neurophysiology	SEQUEL[3]	Brain wave patterns normalized across multiple measures

1. *AD/PD™ 2022 & LaBarbera, et al. Transl Neurodegener 2023*
2. *SPARC results submitted for publication*
3. *Abstract of SEQUEL imaging results submitted for upcoming presentation*

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COGNITION Therapeutics

14 • SHINE interim analysis (n=24) yields promising evidence: - 3 - point difference (ADAS - COG 11) between treated and untreated participants at Day 185 - Clinically meaningful magnitude of change - Trend towards slower cognitive decline in CT1812 - treated vs placebo - treated participants Clinical Evidence of Cognitive Benefit Cognitive Outcome SHINE COG0201 Study (NCT03507790) funded by NIA grant R01AG058660

15 Phase 2 Study Adults with Mild - to - Moderate DLB -- " The most common dementia you have never heard of " Conducted in collaboration with Lewy Body Dementia Association & U Miami Principal investigator: James E. Galvin, MD, MPH, professor of neurology and director of the Comprehensive Center for Brain H eal th SHIMMER COG1201 study (NCT05225415) partially funded by $30M NIA grant R01AG071643 Enrollment Criteria Treatment Period (6 mo ) Assessments - DLB diagnosis - MRI - EEG - MMSE: 18 - 27 - Safety - Cognitive and functional testing - Biomarkers Placebo (n=40) CT1812 100 mg (n=40) CT1812 300 mg (n=40) 1:1:1 Oral QD Administration

16 Phase 2 Efficacy Study in 540 Adults with Early Alzheimer’s Disease Conducted in collaboration with Alzheimer’s Clinical Trials Consortium Screening Treatment Period (18 mo ) Assessments - Labs - MRI - Brain amyloid via PET - Cognitive testing - Biomarkers (CSF/Plasma) 1:1:1 CT1812 100 mg (n=180) Placebo (n=180) CT1812 200 mg (n=180) Oral QD Administration START COG0203 study (NCT05531656) partially funded by $81M NIA grant R01AG065248 ACTC funded by NIA grant U24AG057437 First study to collect data on combination use of CT1812 and antibody drugs

17 CT1812 – Target profile • Once - daily oral therapy • Slows cognitive and functional decline in early/MCI and mild - to - moderate AD including Dementia with Lewy Bodies • Well tolerated, modest side effect profile for use in aging population - Limited potential for ARIA • Minimal caregiver burden and costs - Routine diagnostics and monitoring requirements - No imaging requirements; reduced associated economics Addresses patient care and caregiver needs and economic burden of treatment Our Goal: Develop & Launch Commercially Successful Dementia Drug Suited to the Realities of US Healthcare System, Patients and Families

18 Gaps in development - stage candidates • Breadth of Indication: AD spectrum including early, MCI, mild and moderate AD and DLB • Limited diagnostic exclusions • Comparable efficacy as measured by ADAS - COG or CDR - SB • No requirement for PET surveillance • No ARIA or infusion safety considerations • Convenience QD dosing, limited monitoring Successful drugs will address gaps in the market New Mechanisms Being Developed, Creating Potential Market for Combination Use 0 25 50 75 100 125 150 Compound MoA 143 Drugs in Development in 2022 (119 are disease modifying) Other Anti - tau Anti - A β MAb Small molecule - Metabolic - Anti - inflammatory - Neuroprotective - Oxidative stress - Gut - Brain axis - Proteostasis - Autophagy - Neurogenesis - Growth factors

Getting to Goal: Phase 2 Program Informs Phase 3 & Regulatory Strategy

Robust SNAP, SHINE, SPARC and SEQUEL data to drive program design

Preliminary Phase 3 Considerations

- Enrollment appx 700 - 1,500 / study
- Global enrollment
  - Randomized 2:1 to CT1812 or placebo
  - Phase 2 results inform duration
- Stratification with concomitant therapy
- Initiate heath economics and outcomes research, pricing research and IRA considerations

Preliminary Biomarker Strategy Considerations

- Baseline - unbiased analyses of plasma/CSF samples:
  - Phase 1/2
  - SHINE Cohort A
  - SPARC
  - SHINE A / SPARC pooled
  - SEQUEL
- Identified biomarkers of CT1812 target engagement
- Analyzed SHINE, SHIMMER clinical data to determine correlation of biomarkers with cognitive outcomes
- Now, evaluate prospective study to assess predetermined biomarkers measuring impact on synapse health, neuroinflammation and Aβ biology

19

COGNITION™ Therapeutics

20 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2016 2017 2018 2019 2020 2021 2022 $15 $7 $17 $3 $81 $45 $2 $3 $5 $55 $42 FY Ending Cash Balance Grant Funding Full Grant Awards by year of Award, significantly support operations Grant Funding Has Provided Substantial Support

Financial Position Financials as of June 30, 2023 • Cash and Cash Equivalents: $37.2 million • Expected cash runway through third quarter of 2024 Grant funding for CT1812 studies as of June 30, 2023 • Preclinical through Phase 2: appx $171.0 million − Approximate funding used: ($89.2 million) − Remaining grant funding: $81.8 million

22 • Complete dementia trials: mild - moderate Alzheimer’s and DLB • Progress START study in early Alzheimer’s disease • Conduct KOL panels on dementia product profile for Phase 3 development • Advance MAGNIFY study in dry AMD • Initiate research on IRA & pricing impact • Continue pharma engagement Next Steps: Preparations for Phase 3 & Commercialization Mild - to - moderate dementia trials to read out in mid 2024

Thank You Tony Caggiano, MD, PhD CMO and Head of R&D 914 - 221 - 6730 acaggiano@cogrx.com Lisa Ricciardi President & CEO 917 - 658 - 5789 lricciardi@cogrx.com John Doyle Chief Financial Officer 914 - 556 - 3347 jdoyle @cogrx.com